UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

AVEO Pharmaceuticals, Inc. (“AVEO” or the “Company”) today issued a press release announcing that, on September 16, 2016, the Honorable Denise J. Casper of the United States District Court for the District of Massachusetts (the “Court”) granted preliminary approval to the proposed settlement (the “Proposed Settlement) of a derivative action (the “Derivative Action”) filed by Karen J. van Ingen, a purported purchaser of Company stock, on April 4, 2014. The Derivative Action named AVEO as a nominal defendant and also named as defendants present and former members of the Company’s board of directors, including Tuan Ha-Ngoc, Henri A. Termeer, Kenneth M. Bate, Anthony B. Evnin, Robert Epstein, Raju Kucherlapati, Robert C. Young, and Kenneth E. Weg (the “Individual Defendants”).

The derivative complaint alleges breach of fiduciary duty and abuse of control between January 2012 and May 2013 with respect to allegedly misleading statements and omissions regarding tivozanib. The Derivative Action seeks, among other relief, unspecified damages; costs and expenses, including attorneys’ fees; an order requiring us to implement certain corporate governance reforms; restitution from the defendants; and such other relief as the court might find just and proper.

The Individual Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Ms. Van Ingen, the Company, or the Company’s shareholders. Without admitting the validity of any allegations made in the lawsuit, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled. The Individual Defendants and AVEO are entering into the Proposed Settlement because it eliminates the uncertainty, distraction, disruption, burden, risk, and expense of further litigation, and is thus in the best interests of AVEO and its shareholders. The Proposed Settlement involves certain corporate governance changes and other non-monetary relief, which are described in the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice of Pendency”).

The Court set a hearing (the “Settlement Hearing”) on December 19, 2016 to determine whether: (i) the terms of the Proposed Settlement are fair, reasonable, and adequate, and in the best interests of AVEO; (ii) whether, and, if so, in what amount, attorneys’ fees and expenses should be awarded to plaintiff’s counsel; and (iii) whether any incentive award to plaintiff should be approved. The Court also directed that notice be given to the Company’s stockholders no later than September 30, 2016, concerning the proposed settlement and their right to be heard in connection with the Settlement Hearing.

The full text of the press release issued in connection with this announcement and the Notice of Pendency are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The information contained therein is incorporated herein by reference. A link to the Notice of Pendency is also available under the “Investor Relations” section of our website.

Neither the filing of these exhibits to this Current Report on Form 8-K nor the inclusion in them of references to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release of AVEO Pharmaceuticals, Inc., dated September 30, 2016.

99.2	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: September 30, 2016

	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Aveo Pharmaceuticals, Inc., dated September 30, 2016.

99.2	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action